Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2024, relating to the consolidated financial statements of Prairie Operating Co. (formerly known as Prairie Operating Co., LLC) and its subsidiaries (the Company), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

April 23, 2024